THOMAS COOK
                               THOMAS & ASSOCIATES
                           4955 S. DURANGO, SUITE 214
                            LAS VEGAS, NEVADA  89113
                                 (702) 524-9151


March  8,  2001


U.S.  Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:  The  Cyber  Group  Network  Corporation  -  Form  S-8

Dear  Sir/Madame:

     I have acted as counsel to The Cyber Group Network Corporation, a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of twenty million (20,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan, and the registration of seventy million (70,000,000) Shares which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                   Sincerely,


                                   /s/  Thomas  Cook
                                   -----------------
                                      Thomas  Cook